UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2004

TORRENT ENERGY CORPORATION.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-19949
(Commission File Number)

84-0503749
(IRS Employer Identification No.)

3400-666 Burrard Street, Vancouver, BC V6C 2X8
(Address of principal executive offices and Zip Code)

604-639-3118
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 21, 2004 our Chief Executive Officer and director, Thomas Mills resigned and Mr. Mark Gustafson was appointed in his place as our new Chief Executive Officer and director.

Mr. Gustafson has held numerous senior positions in both private and public oil and gas and oilfield service companies, notably EnServ Corporation (acquired by Precision Drilling - NYSE: PDS). Most recently he was President and CEO of Total Energy Services (TSX: TOT). Mr. Gustafson has a successful background of integrating acquisitions combined with an expansion strategy that is focused on maximizing shareholder value.

Mr. Gustafson received his Chartered Accountant designation in 1983 while working for Price Waterhouse in Calgary. He received his Bachelor of Business Administration from Wilfrid Laurier University in 1981.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ Mark Gustafson
Mark Gustafson, CEO and Director

Date: September 21, 2004